UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

ALABAMA AIRCRAFT INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1943 North 50th Street, Birmingham, Alabama	35212
(Address of Principal Executive Offices)	(Zip Code)

(205) 592-0011

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 1, 2008, Alabama Aircraft Industries, Inc. issued a press release announcing that it has won its case filed on June 26, 2008 in the U.S. Court of Federal Claims against the United States Air Force and The Boeing Company which challenged the United States Air Force’s selection of Boeing for a $1.1 billion contract to perform PDM services on KC-135 aircraft. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of Alabama Aircraft Industries, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Alabama Aircraft Industries, Inc., dated October 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALABAMA AIRCRAFT INDUSTRIES, INC.

Date: October 1, 2008	By:	/s/ Randall C. Shealy
	Name:	Randall C. Shealy
	Title:	Sr. Vice President and Chief Financial Officer